EXHIBIT 10.2

                               AMENDMENT NO. 1

                                     TO

                            CONSULTING AGREEMENT

        This AMENDMENT NO. 1 (the "AMENDMENT") to that certain Consulting Agreement dated as of March 30, 2009 (the "AGREEMENT") among PSQ, LLC ("PSQ"), General Employment Enterprises, Inc. (the "COMPANY") and Herbert F. Imhoff, Jr. (the "CONSULTANT"), is made and entered into as of June 22, 2009, by and among PSQ, the Company and the Consultant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

        WHEREAS, PSQ, the Company and the Consultant desire to modify and amend the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. TERM. The first sentence of Section 2 of the Agreement shall be amended and restated in its entirety to read as follows:

             "The term of this Agreement shall begin on the Closing Date and shall continue for five (5) years thereafter (the "Term").

        2. BOARD OF DIRECTORS. Section 3(b) of the Agreement shall be amended and restated in its entirety to read as follows:

             "b. BOARD OF DIRECTORS. The Consultant shall continue to serve on the Board of Directors of the Company for three (3) years after the Closing Date at the same level and form of compensation and benefits as other outside directors of the Company, but in no event shall the Consultant receive less than $2,000 per month for such services."

        3. AVAILABILITY. Section 3(d) of the Agreement shall be amended and restated in its entirety to read as follows:

             "d. AVAILABILITY. The Consultant shall be available to render services to the Company under this Agreement for not more than twenty (20) hours during any week during the Term."

        4. ANNUAL FEE. Section 4(a) of the Agreement shall be amended and restated in its entirety to read as follows:

             "a. ANNUAL FEE. During the Term of this Agreement, the Company shall pay the Consultant at the rate of $180,000 per year, payable in equal monthly installments."







        5. SHARE ISSUANCE. Section 4(d) of the Agreement shall be amended and restated in its entirety to read as follows:

             "d. SHARE ISSUANCE. In consideration for (1) the Consultant's agreeing to (i) terminate his Employment Agreement and release his rights thereunder (except as specified herein), (ii) cancel his options as described in Section 4(c) above, (iii) grant a release in favor of the Company as described in Section 4(b) above, and (iv) enter into the non-competition and non-solicitation covenants in Section 9 below, and (2) the other benefits to be provided by the Consultant hereunder, contingent upon the occurrence of the Closing Date, the Company will issue to the Consultant 500,000 fully vested shares of Common Stock of the Company (the "Acquired Stock") for no additional consideration. The issuance of the Acquired Stock will be subject to approval by the Company's shareholders in accordance with the applicable requirement set forth in the NYSE Amex Company Guide. PSQ agrees to cause such shareholder approval to be obtained by (A) voting all of the shares of Common Stock of the Company held by PSQ and its affiliates in favor of the approval and adoption of a written consent of the shareholders of the Company approving the issuance of the Acquired Stock to the Consultant, which consent will be approved and adopted by PSQ no later than ten days after the Closing Date, and
   (B) as promptly as practicable thereafter, and in any event no later than ten days thereafter, filing with the Securities and Exchange Commission and thereafter distributing to the shareholders of the Company an information statement relating to such written shareholder consent in accordance with Rule 14C-2 of the Securities Exchange Act of 1934, as amended, and applicable state law. The Company will effect the issuance of the Acquired Stock to Mr. Imhoff upon the later to occur of (x) the earliest date permitted under Rule 14C-2 of the Securities Exchange Act of 1934, as amended, and (y) the approval by NYSE Amex of the supplemental listing application to be filed by the Company in connection with the issuance of the Acquired Stock, which supplemental listing application will be filed by the Company as promptly as practicable after such written shareholder consent is approved and adopted. With respect to the amount, if any, that the Company is required to withhold under the Internal Revenue Code of 1986, as amended, in connection with the issuance of the Acquired Stock to the Consultant, the Consultant shall pay over to the Company upon request an amount equal to such withholding amount, and the Company shall timely pay such amount to the appropriate taxing authority.

        6.   MISCELLANEOUS.

             (A) The execution and delivery of this Amendment have been duly and validly authorized and approved by the Board of Directors of the Company and by the Sole Member of PSQ, and no other proceedings (corporate or otherwise) on the part of the parties are necessary to authorize this Amendment.



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             (B)  Upon execution hereof, each reference in the Agreement to "this Agreement," "hereby," "hereunder," "herein," "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement, as amended by this Amendment. If this Amendment is inconsistent with (or affects the interpretations of) unamended portions of the Agreement, the provision of (or interpretations suggested by) this Amendment shall control.

             (C) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



                         [INTENTIONALLY LEFT BLANK.]






































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        IN WITNESS WHEREOF, the parties hereto have executed this
   Amendment as of the date first above written.

   PSQ, LLC                           HERBERT F. IMHOFF, JR.


   By:  /s/  Stephen B. Pence         /s/ Herbert F. Imhoff, Jr.
        ----------------------        --------------------------
        Name: Stephen B. Pence        Chairman, President and
        Its:  Sole Member             Chief Executive Officer



   GENERAL EMPLOYMENT ENTERPRISES, INC.

   By:  /s/ Kent M. Yauch
        --------------------
        Name:  Kent M. Yauch
        Its: Vice President, Chief
             Financial Officer and Treasurer


































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